Exhibit 99.1

Collectors Universe Announces Increase in Quarterly Cash Dividend to $0.25 per Share
to Commence with its Quarterly Dividend for the Fiscal Quarter Ending September 30, 2007

NEWPORT BEACH, CA - June 28, 2007, — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, diamonds and colored gemstones, today announced that its Board of Directors has approved an increase in its quarterly cash dividend to $0.25 per share per quarter, for an expected total annual cash dividend of $1.00 per common share. The increase will be effective beginning with the Company’s quarterly cash dividend for the quarter ending September 30, 2007, which is expected to be declared in August 2007.

"The Board of Directors is committed to enhancing stockholder value, and we believe that this increase in the regular cash dividend from $0.12 to $0.25 per quarter is consistent with that objective because it provides a way of returning more of the cash flow generated by our business to our loyal stockholders," announced A. Clinton Allen, Chairman of the Company’s Board of Directors.”

“We believe that, even after this increase in our quarterly cash dividend, the Company will have sufficient cash resources to continue the implementation of our growth strategies” added Michael R. Haynes, Chief Executive Officer. “The increased cash dividend also reflects our continued financial strength, our optimism about the Company’s future financial performance and our desire to have our stockholders share directly in our continued success.”

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstones markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps currency, diamonds and colored gemstones. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance, which constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release. Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses.

Collectors Universe, Inc. / Page 2 of 2
June 28, 2007

Additionally, the declaration of cash dividends in the future, pursuant to the Company’s dividend policy, is subject to final determination each quarter by the Board of Directors based on a number of factors, including the Company's financial performance and its available cash resources, its cash requirements and alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar in amount to the amounts described in this press release or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends in the future.

Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2006 which we filed with the Securities and Exchange Commission on September 13, 2006 and our Quarterly Report on Form 10-Q for the third quarter of this year ended March 31, 2007, which we filed with the SEC on May 10, 2007. Due to those risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual Report on our Annual or Quarterly Reports filed with the Securities and Exchange Commission.

Contacts:

Joe Wallace
Chief Financial Officer
Collectors Universe
949-567-1245
jwallace@collectors.com

Melissa Dixon
Investor Relations
The Piacente Group, Inc.
212-481-2050
melissa@thepiacentegroup.com

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